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                                                                           1-B

                          NEW ENGLAND ELECTRIC SYSTEM
                             (Parent Company Only)
                               Statement of Income
                       Twelve Months Ended June 30, 1997
                                  (Unaudited)
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
                                                               (In Thousands)

Equity in earnings of subsidiaries                               $ 212,844
Interest income - subsidiaries                                         754
                                                                 ---------

         Total income from subsidiaries                            213,598
Other income                                                           104
                                                                 ---------

         Total income                                              213,702

Corporate and fiscal expenses (includes $1,764,000 for cost
  of services billed by an affiliated company)                       7,065
Federal income tax benefit                                            (434)
                                                                 ---------

         Income before interest                                    207,071
Interest                                                               305
                                                                 ---------

         Net income                                              $ 206,766
                                                                 =========

                         Statement of Retained Earnings

Retained earnings at beginning of period                         $ 851,389
Net income                                                         206,766
Dividends declared on common shares                               (153,329)
                                                                 ---------

Retained earnings at end of period                               $ 904,826
                                                                 =========
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